Exhibit 1

ENERPLUS RESOURCES FUND

MATERIAL CHANGE REPORT

Item 1: Name and Address of Reporting Issuer

Enerplus Resources Fund (the "Fund")
The Dome Tower
3000, 333- 7th Avenue S.W.
Calgary, Alberta  T2P 2Z1

Item 2: Date of Material Change

June 12, 2007

Item 3: Press Release

A press release disclosing the material change was issued through CNW Group and SEDAR filed on June 13, 2007.

Item 4: Summary of Material Change

On June 12, 2007, Bill C-52 Budget Implementation Act ("Bill C-52") received Third Reading in the Canadian House of Commons.  Bill C-52 includes legislative provisions to implement proposals originally announced on October 31, 2006 (as subsequently modified to take into account certain comments received in consultations and deliberations) relating to the taxation of certain income trusts and partnerships (the "Income Trust Tax ") under the Income Tax Act (Canada) (the "Tax Act").  Under Canadian accounting guidelines, in the context of a minority government as is currently in effect in Canada, proposed legislation is considered to be "substantively enacted" once it has received Third Reading in the Canadian House of Commons. Bill C-52 must still be passed by the Senate and be proclaimed into law, however it would be highly unusual for the Senate not to pass a bill that had received Third Reading in the House of Commons.

Accordingly, as a result of the substantive enactment of the Income Trust Tax by the Canadian House of Commons, the Fund is providing supplemental, updated information with respect to the after-tax net present value of future net revenue from its oil, natural gas liquids, natural gas and bitumen reserves, and related matters. Additionally, the Fund expects to record a future income tax expense of approximately CDN$80 million for the quarter ending June 30, 2007.  This non-cash expense relates to temporary differences between the accounting and tax basis of Enerplus' assets and liabilities and has no immediate impact on the Fund's cash flows.

Item 5: Full Description of Material Change

On June 12, 2007, Bill C-52 received Third Reading in the Canadian House of Commons.  Bill C-52 includes legislative provisions to implement the Income Trust Tax under the Tax Act.  Under Canadian accounting guidelines, in the context of a minority government as is currently in effect in Canada, proposed legislation is considered to be "substantively enacted" once it has received Third Reading in the Canadian House of Commons. Bill C-52 must still be passed by the Senate and be proclaimed into law, however it would be highly unusual for the Senate not to pass a bill that had received Third Reading in the House of Commons.

Pursuant to the Income Trust Tax, the Fund will generally become subject to tax at the same effective rates as Canadian corporations.  However, the Fund does not expect the new tax to apply to the Fund until the 2011 tax year as the government has provided a transition period for publicly traded trusts that existed prior to November 1, 2006.  To qualify for the transition period a trust must continue to comply with “normal growth” parameters regarding equity capital as previously outlined by the government.

Accordingly, as noted in the Fund's Annual Information Form dated March 12, 2007 (the "AIF"), as a result of the substantive enactment of the Income Trust Tax by the Canadian House of Commons, the Fund is providing supplemental, updated information with respect to the after-tax net present value of future net revenue from its oil, natural gas liquids, natural gas and bitumen reserves, and related matters, as outlined in Appendix "A" to this material change report. The Fund has approximately $467 million in COGPE tax pools at the trust level that are not directly associated with the reserves of the Fund's operating subsidiaries but which are nonetheless available to reduce future taxable income at the trust level.  These COGPE tax pools have been reflected in the after-tax reserves information contained in Appendix "A" to this material change report.

Additionally, the Fund expects to record a future income tax expense of approximately CDN$80 million for the quarter ending June 30, 2007.  This non-cash expense relates to temporary differences between the accounting and tax basis of Enerplus' assets and liabilities and has no immediate impact on the Fund's cash flows.

Item 6: Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102

Not Applicable

Item 7: Omitted Information

No information has been omitted from this report on the basis that it is confidential.

Item 8: Executive Officer

For further information, please contact David McCoy, Vice President, General Counsel and Corporate Secretary of EnerMark Inc., on behalf of the Fund, at (403) 298-2200.

Item 9: Date of Report

DATED at Calgary, Alberta the 15th day of June, 2007.

Forward-Looking Statement and Information

Certain statements in this material change report constitute forward-looking statements and forward-looking information within the meaning of applicable securities law, including with respect to the estimated volumes of and future net revenues from our oil and gas reserves and future income taxes. Such statements and information involve known and unknown risks and uncertainties, including those discussed in this material change report, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and information.  These risks and uncertainties are in addition to other risks and factors which may impact the Fund's businesses generally as disclosed more fully in the AIF and recent management's discussion and analysis. Consequently, all of the forward-looking statements and information contained in this material change report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us.  We undertake no obligation to update or revise these forward-looking statements and information even if circumstances or management's estimates or opinions should change, except as required under applicable laws. Investors should not place undue reliance on forward-looking statements and information.

APPENDIX "A"

The information contained in the Fund's AIF is hereby supplemented as follows:

(a)           The following disclosure and table is added below the table on page 8 of the AIF under the heading "Summary of Aggregate Net Present Value of Future Net Revenue Attributable to Oil and Gas Reserves as of December 31, 2006 - Company Interest Reserves, Forecast Prices and Costs":

The following table is a summary of the estimated aggregate net present value of future net revenue attributable to Enerplus' oil and gas reserves including the effects of the Income Trust Tax if it was in effect on December 31, 2006.

Summary of Aggregate Net Present Value
of Future Net Revenue Attributable to Oil and Gas Reserves as of December 31, 2006

Company Interest Reserves, Forecast Prices and Costs,
Including Effects of the Income Tax Trust

	NET PRESENT VALUE OF FUTURE NET REVENUE DISCOUNTED AT (%/YEAR)
	Before Deducting Income Taxes					After Deducting Income Taxes
RESERVES CATEGORY	0%	5%	10%	15%	20%	0%	5%	10%	15%	20%
	(in $ millions)
CONVENTIONAL OIL AND GAS RESERVES
Proved Developed Producing
Canada	6,705	4,479	3,464	2,877	2,489	5,819	4,059	3,223	2,725	2,386
United States	1,064	821	668	565	491	804	624	509	431	375
Total	7,769	5,300	4,132	3,442	2,980	6,623	4,683	3,732	3,156	2,761
Proved Developed Non-Producing
Canada	120	75	56	45	39	97	64	51	41	35
United States	39	29	24	20	16	25	19	16	13	10
Total	159	104	80	65	55	122	83	67	54	45
Proved Undeveloped
Canada	556	385	272	196	142	513	356	252	182	132
United States	22	15	11	8	6	26	16	10	7	5
Total	578	400	283	204	148	539	372	262	189	137
Total Proved
Canada	7,381	4,939	3,792	3,118	2,670	6,429	4,479	3,526	2,948	2,553
United States	1,125	865	70	593	513	855	659	535	451	390
Total Proved Conventional Reserves	8,506	5,804	4,495	3,711	3,183	7,284	5,138	4,061	3,399	2,943
Probable
Canada	2,721	1,242	745	516	387	2,026	960	595	424	328
United States	630	333	198	128	88	419	217	126	78	51
Total Probable Conventional Reserves	3,351	1,575	943	644	475	2,445	1,177	721	502	379
Total Proved Plus Probable Conventional Reserves	11,857	7,379	5,438	4,355	3,658	9,729	6,315	4,782	3,901	3,322
BITUMEN RESERVES
Proved Developed Producing	20	16	13	11	10	17	14	12	10	9
Proved Undeveloped	39	20	10	4	1	29	14	6	2	-
Total Proved	59	36	23	15	11	46	28	18	12	9
Probable	453	104	25	2	(8)	310	66	12	(4)	(11)
Total Proved Plus Probable Bitumen Reserves	512	140	48	17	3	356	94	30	8	(2)
TOTAL CONVENTIONAL RESERVES AND BITUMEN RESERVES	12,369	7,519	5,486	4,372	3,661	10,085	6,409	4,812	3,909	3,320

(b)           The following disclosure and table is added below the table on page 11 of the AIF under the heading "Summary of Net Present Value of Future Net revenue Attributable to Conventional Oil and Gas Reserves as of December 31, 2006 - Forecast Prices and Costs":

The following table is a summary of the estimated net present value of future net revenue attributable to Enerplus' conventional oil and gas reserves using forecast prices and costs, including the effects of the Income Trust Tax if it was in effect on December 31, 2006.

Summary of Net Present Value of Future Net Revenue
Attributable to Conventional Oil and Gas Reserves
As of December 31, 2006

Forecast Prices and Costs, Including Effects of the Income Trust Tax

	NET PRESENT VALUE OF FUTURE NET REVENUE DISCOUNTED AT (%/YEAR)
	Before Deducting Income Taxes					After Deducting Income Taxes
RESERVES CATEGORY	0%	5%	10%	15%	20%	0%	5%	10%	15%	20%
	(in $ millions)
Proved Developed Producing
Canada	6,705	4,479	3,464	2,877	2,489	5,819	4,059	3,223	2,725	2,386
United States	1,064	821	668	565	491	804	624	509	431	375
Total	7,769	5,300	4,132	3,442	2,980	6,623	4,683	3,732	3,156	2,761
Proved Developed Non-Producing
Canada	120	75	56	45	39	97	64	51	41	35
United States	39	29	24	20	16	25	19	16	13	10
Total	159	104	80	65	55	122	83	67	54	45
Proved Undeveloped
Canada	556	385	272	196	142	513	356	252	182	132
United States	22	15	11	8	6	26	16	10	7	5
Total	578	400	283	204	148	539	372	262	189	137
Total Proved
Canada	7,381	4,939	3,792	3,118	2,670	6,429	4,479	3,526	2,948	2,553
United States	1,125	865	703	593	513	855	659	535	451	390
Total	8,506	5,804	4,495	3,711	3,183	7,28	5,138	4,061	3,399	2,943
Probable
Canada	2,721	1,242	745	516	387	2,026	960	595	424	328
United States	630	333	198	128	88	419	217	126	78	51
Total	3,351	1,575	943	644	475	2,445	1,177	721	502	379
Total Proved Plus Probable
Canada	10,102	6,181	4,537	3,634	3,057	8,455	5,439	4,121	3,372	2,881
United States	1,755	1,198	901	721	601	1,274	876	661	529	441
Total	11,857	7,379	5,438	4,355	3,658	9,729	6,315	4,782	3,901	3,322

(c)           The following disclosure and table is added below the table on page 14 of the AIF under the heading "Summary of Net Present Value of Future Net revenue Attributable to Conventional Oil and Gas Reserves as of December 31, 2006 - Constant Prices and Costs":

The following table is a summary of the net present value of future net revenue attributable to Enerplus' conventional oil and gas reserves using constant prices and costs, including the effects of the Income Trust Tax if it was in effect on December 31, 2006.

Summary of Net Present Value of Future Net Revenue
Attributable to Conventional Oil and Gas Reserves
As of December 31, 2006

Constant Prices and Costs, Including Effects of the Income Trust Tax

	NET PRESENT VALUE OF FUTURE NET REVENUE DISCOUNTED AT (%/YEAR)
	Before Deducting Income Taxes					After Deducting Income Taxes
RESERVES CATEGORY	0%	5%	10%	15%	20%	0%	5%	10%	15%	20%
	(in $ millions)
Proved Developed Producing
Canada	5,259	3,618	2,816	2,336	2,013	4,638	3,306	2,633	2,218	1,933
United States	1,009	785	639	539	466	775	606	495	418	362
Total	6,268	4,403	3,455	2,875	2,479	5,413	3,912	3,128	2,636	2,295
Proved Developed Non-Producing
Canada	82	54	41	34	29	68	47	36	30	26
United States	36	27	22	18	15	24	17	14	11	10
Total	118	81	63	52	44	92	64	50	41	36
Proved Undeveloped
Canada	356	236	157	103	65	346	229	152	99	61
United States	20	14	10	7	5	26	17	11	8	5
Total	376	250	167	110	70	372	246	163	107	66
Total Proved
Canada	5,697	3,908	3,014	2,473	2,107	5,052	3,582	2,821	2,347	2,020
United States	1,065	826	671	564	486	825	640	520	437	377
Total	6,762	4,734	3,685	3,037	2,593	5,877	4,222	3,341	2,784	2,397
Probable
Canada	1,817	921	581	411	313	1,367	717	467	340	265
United States	478	264	160	103	69	328	176	102	63	39
Total	2,295	1,185	741	514	382	1,695	893	569	403	304
Total Proved Plus Probable
Canada	7,514	4,829	3,595	2,884	2,420	6,419	4,299	3,288	2,687	2,285
United States	1,543	1,090	831	667	555	1,153	816	622	500	416
Total	9,057	5,919	4,426	3,551	2,975	7,572	5,115	3,910	3,187	2,701

(d)           The following disclosure and tables are added below the table on page 16 of the AIF under the heading "Undiscounted Future Net Revenue by Reserves Category":

The undiscounted total future net revenue by reserves category as of December 31, 2006, using both constant and forecast prices and costs and including the effects of the Income Trust Tax if it was in effect on December 31, 2006, is set forth below:

RESERVES CATEGORY	Revenue	Royalties and Production Taxes	Operating Costs	Development Costs	Abandonment and Reclamation Costs	Future Net Revenue Before Income Taxes	Income Taxes	Revenue After Income Taxes
	(in $ millions)
Constant Prices and Costs
Proved Reserves
Canada	11,600	1,651	3,711	425	116	5,697	645	5,052
United States	1,581	396	98	15	7	1,065	240	825
Total	13,181	2,047	3,809	440	123	6,762	885	5,877
Proved Plus Probable Reserves
Canada	14,972	2,147	4,725	467	119	7,514	1,095	6,419
United States	2,369	596	134	88	8	1,543	390	1,153
Total	17,341	2,743	4,859	555	127	9,057	1,485	7,572
Forecast Prices and Costs
Proved Reserves
Canada	14,793	2,190	4,570	457	195	7,381	952	6,429
United States	1,661	416	98	15	7	1,125	270	855
Total	16,454	2,606	4,668	472	202	8,506	1,222	7,284
Proved Plus Probable Reserves
Canada	19,928	2,946	6,150	502	228	10,102	1,647	8,455
United States	2,649	666	133	87	8	1,755	481	1,274
Total	22,577	3,612	6,283	589	236	11,857	2,128	9,729

(e)           The following disclosure and tables are added below the tables on page 18 of the AIF under the headings "Summary of Enerplus' Interest in the SAGD Bitumen Reserves of the Joslyn Lease and Net Present Value of Future Net Revenue As of December 31, 2006 - Forecast Prices and Costs" and "Summary of Enerplus' Interest in the SAGD Bitumen Reserves of the Joslyn Lease and Net Present Value of Future Net Revenue As of December 31, 2006 - Constant Prices and Costs":

The following tables summarize the reserves volumes and net present value of future net revenue attributable to Enerplus' 15% working interest in the SAGD-recoverable bitumen reserves of the Joslyn Project as of December 31, 2006, including the effects of the Income Trust Tax if it was in effect on December 31, 2006.

Summary of Enerplus' Interest in the SAGD Bitumen Reserves of the
Joslyn Lease and Net Present Value of Future Net Revenue
As of December 31, 2006

Forecast Prices and Costs

	BITUMEN RESERVES		NET PRESENT VALUE OF FUTURE NET REVENUE BEFORE INCOMES TAXES, DISCOUNTED AT (%/YEAR)					NET PRESENT VALUE OF FUTURE NET REVENUE AFTER INCOMES TAXES, DISCOUNTED AT (%/YEAR)
	Gross	Net	0%	5%	10%	15%	20%	0%	5%	10%	15%	20%
RESERVES CATEGORY	(Mbbls)	(Mbbls)	(in $ millions)					(in $ millions)

Proved Developed Producing	2,479	2,454	20	16	13	11	10	17	14	12	10	9
Proved Undeveloped	6,251	6,188	39	20	10	4	1	29	14	6	2	-
Total Proved	8,730	8,642	59	36	23	15	11	46	28	18	12	9
Probable	47,998	44,701	453	104	25	2	(8)	310	66	12	(4)	(11)
Total Proved Plus Probable	56,728	53,343	512	140	48	17	3	356	94	30	8	(2)

Summary of Enerplus' Interest in the SAGD Bitumen Reserves of the
Joslyn Lease and Net Present Value of Future Net Revenue
As of December 31, 2006

Constant Prices and Cost

	BITUMEN RESERVES		NET PRESENT VALUE OF FUTURE NET REVENUE BEFORE\ INCOMES TAXES, DISCOUNTED AT (%/YEAR)					NET PRESENT VALUE OF FUTURE NET REVENUE AFTER INCOMES TAXES, DISCOUNTED AT (%/YEAR)
	Gross	Net	0%	5%	10%	15%	20%	0%	5%	10%	15%	20%
RESERVES CATEGORY	(Mbbls)	(Mbbls)	(in $ millions)					(in $ millions)

Proved Developed Producing	2,714	2,687	34	27	21	18	15	27	22	18	15	12
Proved Undeveloped	6,016	5,702	71	39	23	13	7	51	28	16	9	5
Total Proved	8,730	8,389	105	66	44	31	22	78	50	34	24	17
Probable	48,149	42,154	530	148	51	18	4	364	98	30	8	(1)
Total Proved Plus Probable	56,879	50,543	635	214	95	49	26	442	148	64	32	16

(f)           The following disclosure and table is added below the table on page 19 of the AIF under the heading "Undiscounted Future Net Revenue by Reserves Category":

The undiscounted total future net revenue by reserves category as of December 31, 2006, using both constant and forecast prices and costs and including the effects of the Income Trust Tax if it was in effect on December 31, 2006, is set forth below:

RESERVES CATEGORY	Revenue	Royalties and Production Taxes	Operating Costs	Development Costs	Abandonment and Reclamation Costs	Future Net Revenue Before Income Taxes	Income Taxes	Revenue After Income Taxes
	(in $ millions)
Constant Prices and Costs
Proved Reserves	258	10	115	27	1	105	27	78
Probable Reserves	1,422	177	528	184	3	530	166	364
Total Proved Plus Probable Reserves	1,680	187	643	211	4	635	193	442
Forecast Prices and Costs
Proved Reserves	245	3	151	31	1	59	13	46
Probable Reserves	1,878	139	996	284	6	453	143	310
Total Proved Plus Probable Reserves	2,123	142	1,147	315	7	512	156	356

(g)           The following disclosure and tables are added below the tables on pages 25 and 26 of the AIF under the heading "Reconciliation of Changes in Net Present Value of Future Net Revenue":

The following tables set forth a reconciliation of changes in the net present value of future net revenues associated with Enerplus' net Proved Reserves, by country and in total, from December 31, 2005 to December 31, 2006 using constant prices and costs and discounted at 10% per year, including the effects of the Income Trust Tax if it was in effect on December 31, 2006.

Canada	Year Ended December 31, 2006
(in $ millions)
Period and Factor
Estimated Future Net Revenue at December 31, 2005	4,827
Sales and Transfers of Oil, Natural Gas and NGLs Produced, Net of Production Costs and Royalties	(816)
Net Change in Prices, Production Costs and Royalties Related to Future Production	(1,928)
Changes in Previously Estimated Development Costs Incurred During the Period	166
Changes in Estimated Future Development Costs	(206)
Net Change Resulting from Extensions and Improved Recovery	665
Net Change Resulting from Discoveries	11
Changes from Acquisitions of Reserves	17
Changes from Dispositions of Reserves	(3)
Net Change Resulting from Revisions in Quantity Estimates	(54)
Accretion of Discount	379
Net Changes in Income Taxes	(203)
Estimated Future Net Revenue at December 31, 2006	2,855

United States	Year Ended December 31, 2006
(in $ millions)
Period and Factor
Estimated Future Net Revenue at December 31, 2005	579
Sales and Transfers of Oil, Natural Gas and NGLs Produced, Net of Production Costs and Royalties	(212)
Net Change in Prices, Production Costs and Royalties Related to Future Production	(35)
Changes in Previously Estimated Development Costs Incurred During the Period	74
Changes in Estimated Future Development Costs	(4)
Net Change Resulting from Extensions and Improved Recovery	49
Net Change Resulting from Discoveries	-
Changes from Acquisitions of Reserves	14
Changes from Dispositions of Reserves	-
Net Change Resulting from Revisions in Quantity Estimates	(76)
Accretion of Discount	63
Net Changes in Income Taxes	68
Estimated Future Net Revenue at December 31, 2006	520

Total Enerplus	Year Ended December 31, 2006
(in $ millions)
Period and Factor
Estimated Future Net Revenue at December 31, 2005	5,406
Sales and Transfers of Oil, Natural Gas and NGLs Produced, Net of Production Costs and Royalties	(1,028)
Net Change in Prices, Production Costs and Royalties Related to Future Production	(1,963)
Changes in Previously Estimated Development Costs Incurred During the Period	240
Changes in Estimated Future Development Costs	(210)
Net Change Resulting from Extensions and Improved Recovery	714
Net Change Resulting from Discoveries	11
Changes from Acquisitions of Reserves	31
Changes from Dispositions of Reserves	(3)
Net Change Resulting from Revisions in Quantity Estimates	(130)
Accretion of Discount	442
Net Changes in Income Taxes	(135)
Estimated Future Net Revenue at December 31, 2006	3,375